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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-13203, 333-61705, 333-71814, 333-92973, and 333-98633 of Unify Corporation on Form S-8 of our report dated May 23, 2002 (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Unify Corporation for the year ended April 30, 2003.

DELOITTE & TOUCHE LLP

San Jose, California
July 15, 2003

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  Exhibit 23.2
INDEPENDENT AUDITORS' CONSENT